EXHIBIT 10.5

AMENDED AND RESTATED SUBSCRIPTION AGREEMENT
______________________________

To the Board of Directors of
Churchill Ventures Ltd.
50 Revolutionary Road
Scarborough, New York 10510

          This Amended and Restated Subscription Agreement (the “Agreement”), amends and restates the Subscription Agreement, dated as of July 6, 2006, between the Company and the Subscriber and supercedes all prior understandings among the parties hereto with respect to the following.

          The undersigned (the “Subscriber”) hereby subscribes for 30,000 shares (the “Securities”) of common stock, par value $0.001 per share (the “Common Stock”), of Churchill Ventures Ltd., a Delaware corporation (the “Company”), for an aggregate purchase price of US$150.00 (the “Purchase Price”).

          The Subscriber hereby agrees, represents and warrants that:

(1)	The Subscriber is acquiring the Securities for the Subscriber’s own account (and not for the account of others) for investment and not with a view to the distribution or resale thereof.

(2)
The Subscriber and the Subscriber’s representatives and advisors have received all information regarding the Company, its intended business and operations and the Securities as the Subscriber or the Subscriber’s representatives and advisors have requested.

(3)
The Subscriber is a sophisticated investor and may be deemed to have sufficient business, financial or investment experience to evaluate the risks of the Subscriber’s investment in the Securities pursuant hereto. The Subscriber is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Subscriber acknowledges that an investment in the Securities involves substantial risks, including the loss of the full amount of the Subscriber’s investment in the Securities pursuant hereto.

(4)
The Subscriber understands that the Securities have not been registered under the Securities Act or applicable state securities laws and that the Subscriber may not sell or otherwise dispose of the Securities except pursuant to either an effective registration statement under the Securities Act and in compliance with applicable state securities laws, or pursuant to exemptions from the registration provisions of the Securities Act and applicable state securities laws. The Subscriber agrees that the Subscriber will not sell or otherwise dispose of the Securities except in compliance with the securities laws limitations described in the foregoing sentence.

(5)
This agreement shall be governed by the laws of the State of New York, without regard to its conflicts of laws principles, and may be executed in one or more counterparts, each of which shall be a binding instrument, but which together shall constitute but one agreement.

(6)	The Subscriber understands, acknowledges, and agrees with the Company as follows:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT THE PROPOSED SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND ALL OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

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                    IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Subscription Agreement effective as of the date written below.

Dated as of July 6, 2006	/s/ Thomas Baxter
Thomas Baxter

Address:
4 Bumble Bee Lane
Westport, CT 06880

Accepted and agreed as of July 6, 2006

CHURCHILL VENTURES LTD.

By:	/s/Elizabeth O’Connell
	Name:	Elizabeth O’Connell
	Title:	Chief Financial Officer